Exhibit 99.1

NUTRISYSTEM, INC. REPORTS SECOND QUARTER 2009 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175 PER SHARE

Reports Second Quarter 2009 Revenues of $132 Million and Adjusted EBITDA of $16 Million

Horsham, PA - July 29, 2009-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the second quarter of 2009, including expected diluted EPS of $0.28 after the impact of the previously announced Zero Water investment abandonment and $1.3 million in pretax charges related to right-sizing the organization; other details include:

  Revenues of $131.8 million as compared to $194.0 million for Q2 2008;
  Operating income from continuing operations of $11.4 million as compared to $35.6 million for Q2 2008;
  Expected net income of $8.8 million as compared to $22.0 million for Q2 2008;
  Adjusted EBITDA of $16.3 million as compared to $39.5 million for Q2 2008. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income or expense, equity and impairment loss, interest, income taxes and depreciation and amortization;
  Expected diluted EPS of $0.28 subject to finalization of $4.9 million tax benefit due to the Zero Water abandonment, as compared $0.69 for Q2 2008; and
  Cash, cash equivalents and marketable securities of $73.7 million at June 30, 2009 as compared to $38.3 million at December 31, 2008. There is no funded debt and $200 million available under its credit agreement.

"The second quarter was very challenging, but trends improved late in the quarter concurrent with our launch of Nutrisystem D," stated Chairman and CEO Joe Redling. "The Diabetic program strengthens our overall product offering, holds excellent promise for growth and with it we expect to see improved trends in the second half of 2009."

The Board of Directors declared the Company's quarterly dividend of $0.175 per share, payable August 17, 2009, to shareholders of record as of August 7, 2009. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"In light of continued demand pressures, during the second quarter we right-sized our organization as well as implemented non-labor cost reduction programs while maintaining a strong cash position. All the while, focused on positioning us for future profitability growth when the economy recovers," said David Clark, Chief Financial Officer. "Our outlook for the third quarter is based on stable reactivation revenues, growth in Nutrisystem D and continued softness in non-Diabetic new customer revenue, thereby forecasting a diluted EPS range of $0.23 to $0.26."

Conference Call and Webcast

Management will host a webcast to discuss second quarter 2009 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 1-866-831-9862 (outside US/Canada 706-758-5226); the conference ID is 20728051. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services.  Nutrisystem is sold direct to the consumer through nutrisystem.com for convenient home delivery. The company offers proven nutritionally balanced weight-loss programs designed for women, men, and seniors, as well as the new clinically tested Nutrisystem D plan, formulated specifically to help people with type 2 diabetes lose weight. The Nutrisystem program is based on 35 years of nutrition research and offers a variety of great tasting, satisfying high-fiber, heart healthy, good carbohydrate meals that are low on the Glycemic Index and contain zero trans fats. Nutrisystem is hundreds of dollars cheaper than other weight loss programs, based on an independent study by National Business Research Institute (October 2008). The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. Nutrisystem is the #1 online retailer in the Food and Drug category and #46 out of the top 500 online retailers overall based on 2008 online sales as ranked by Internet Retailer Magazine.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the third quarter of 2009 and the full year 2009, intentions and plans regarding continued stability in reactivation revenue during 2009, continuing to reduce costs and improve operating efficiency, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)
	Three Months Ended June 30, __________________________		Six Months Ended June 30, _______________________
	2009	2008	2009	2008

REVENUE	$ 131,813	$ 194,029	$ 294,503	$ 410,497

COSTS AND EXPENSES:
Cost of revenue	60,950	93,221	137,224	196,573
Marketing	35,495	41,953	82,693	109,284
General and administrative	21,250	21,288	43,096	41,814
Depreciation and amortization	2,719	1,925	5,383	3,686
Total costs and expenses	120,414	158,387	268,396	351,357
Operating income from continuing operations	11,399	35,642	26,107	59,140
OTHER INCOME (EXPENSE)	281	(4)	190	(44)
EQUITY AND IMPAIRMENT LOSS	(3,610)	(901)	(4,000)	(2,108)
INTEREST (EXPENSE) INCOME, net	(46)	118	(94)	292
Income from continuing operations before income taxes	8,024	34,855	22,203	57,280
INCOME TAXES (BENEFIT)	(777)	12,887	4,555	21,191
Income from continuing operations	8,801	21,968	17,648	36,089
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	(22)	(14)	(27)	(38)
Net income	$ 8,779	$ 21,954	$ 17,621	$ 36,051

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.29	$ 0.70	$ 0.57	$ 1.11
Net loss from discontinued operation	-	-	-	-
Net income	$ 0.29	$ 0.70	$ 0.57	$ 1.11
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.28	$ 0.69	$ 0.57	$ 1.09
Net loss from discontinued operation	-	-	-	-
Net income	$ 0.28	$ 0.69	$ 0.57	$ 1.09
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,399	30,503	29,358	31,771
Diluted	29,648	30,996	29,590	32,283

NUTRISYSTEM, INC. AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 63,719	$ 38,309
Marketable securities	10,020	-
Receivables	8,188	17,200
Inventories	29,963	50,986
Prepaid income taxes	8,536	3,714
Deferred income taxes	3,919	1,651
Other current assets	7,922	8,611
Current assets of discontinued operation	286	325
Total current assets	132,553	120,796

FIXED ASSETS, net	24,372	24,312
EQUITY INVESTMENT	-	4,000
GOODWILL	2,717	2,717
IDENTIFIABLE INTANGIBLE ASSETS, net	2,180	2,590
OTHER ASSETS	3,483	5,056
	$ 165,305	$ 159,471
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 29,415	$ 31,448
Accrued payroll and related benefits	3,058	2,150
Deferred revenue	1,586	4,964
Other accrued expenses and current liabilities	4,420	3,743
Current liabilities of discontinued operation	36	43
Total current liabilities	38,515	42,348
NON-CURRENT LIABILITIES	1,496	1,298
Total liabilities	40,011	43,646

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,944,531 at June 30, 2009 and 30,784,920 at December 31, 2008)	29	29
Additional paid-in capital	3,187	-
Retained earnings	122,099	115,771
Accumulated other comprehensive (loss) income	(21)	25
Total stockholders' equity	125,294	115,825
	$ 165,305	$ 159,471

NUTRISYSTEM, INC. AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, ~~-------------------------------------~~
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 17,621	$ 36,051
Adjustments to reconcile net income to net cash provided by operating activities
Loss on discontinued operation	27	38
Depreciation and amortization	5,383	3,686
Loss on disposal of fixed assets	29	-
Share-based expense	4,251	3,536
Deferred income tax benefit	(945)	(633)
Equity and impairment loss	4,000	2,108
Changes in operating assets and liabilities
Accrued interest income	-	19
Receivables	9,139	(232)
Inventories	21,084	36,978
Other assets	1,170	3,072
Accounts payable	(2,374)	(13,826)
Accrued payroll and related benefits	907	2,169
Deferred revenue	(3,395)	-
Income taxes	(4,792)	(2,302)
Other accrued expenses and liabilities	887	1,635
Net cash provided by operating activities of continuing operations	52,992	72,299
Net cash used in operating activities of discontinued operation	(27)	(38)
Net cash provided by operating activities	52,965	72,261
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(10,000)	-
Sales of marketable securities	-	1,750
Capital additions	(5,179)	(5,328)
Net cash used in investing activities	(15,179)	(3,578)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	-	35,000
Repayments of borrowings under credit facility	-	(35,000)
Exercise of stock options	332	781
Tax effect of equity compensation awards, net	(322)	1,888
Payment of dividends	(10,656)	(5,472)
Repurchase and retirement of common stock	(1,939)	(44,557)
Net cash used in financing activities	(12,585)	(47,360)
Effect of exchange rate changes on cash and cash equivalents	171	(33)
NET INCREASE IN CASH AND CASH EQUIVALENTS	25,372	21,290
CASH AND CASH EQUIVALENTS, beginning of period	38,631	41,190

CASH AND CASH EQUIVALENTS, end of period	64,003	62,480
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	284	500
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 63,719	$ 61,980

NUTRISYSTEM, INC. AND SUBSIDIARIES

PRELIMINARY ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Adjusted EBITDA	$ 16,328	$ 39,451	$ 35,741	$ 66,125
Non-cash employee compensation
expense	(2,210)	(1,884)	(4,251)	(3,299)
Other income (expense)	281	(4)	190	(44)
Equity and impairment loss	(3,610)	(901)	(4,000)	(2,108)
Interest (expense) income, net	(46)	118	(94)	292
Income (taxes) benefit	777	(12,887)	(4,555)	(21,191)
Depreciation and amortization	(2,719)	(1,925)	(5,383)	(3,686)
Income from continuing operations	$ 8,801	$ 21,968	$ 17,648	$ 36,089

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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